As filed with the Securities and Exchange Commission on August 12, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dermata Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	86-3218736
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3525 Del Mar Heights Rd., #322

San Diego, CA 92130

(858) 800-2543

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gerald T. Proehl

President and Chief Executive Officer

3525 Del Mar Heights Rd., #322

San Diego, CA 92130

(858) 800-2543

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Lerner Steven M. Skolnick Lowenstein Sandler LLP 1251 Avenue of the Americas New York, New York 10020 (212) 262-6700	Barry Grossman Sarah E. Williams Matthew Bernstein Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

Approximate date of commencement of proposed sale to public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-256997

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (6)
Units consisting of:
(i) Common Stock, $0.0001 par value per share(3)	$3,450,000	$376.40
(ii) Warrants to purchase Common Stock(4)	—	—
Common Stock issuable upon exercise of the Warrants(5)	$3,450,000	$376.40
Underwriter’s warrant	—	—
Common Stock underlying underwriters’ warrant(5)	$198,375	$21.64
Total	$7,098,375	$744.44

(1)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-256997).

(2)

Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover the additional securities (i) to be offered or issued in connection with any provision of any securities purported to be registered hereby to be offered pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions and (ii) of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend on, the registered securities.

(3)	Includes shares of common stock which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(4)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.
(5)

Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. We have calculated the proposed maximum aggregate offering price of the common stock underlying the underwriters’ warrants by assuming that such warrants are exercisable at a price per share equal to 115% of the price per share sold in this offering.

(6)	The Registrant previously paid filing fees of $3,872.17 in connection with previous filings of its Registration Statement on Form S-1, as amended (File No. 333-256997).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by Dermata Therapeutics, Inc. (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (File No. 333-256997), originally filed with the Commission on June 10, 2021, as amended (together with its exhibits, the “Prior Registration Statement”), which was declared effective by the Commission on August 12, 2021. The Company is filing this registration statement for the purpose of registering $3,450,000 worth of additional units, with each consisting of one share of common stock, $0.0001 par value per share, and one warrant to purchase one share of common stock of the Company, including $450,000 worth of units that may be purchased by the underwriters to cover over-allotments, if any. The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Lowenstein Sandler LLP

23.1	Consent of Mayer Hoffman McCann, P.C., Independent Registered Public Accounting Firm

23.2	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to the signature page to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-256997))

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on the 12th day of August, 2021.

Dermata Therapeutics, Inc.

By:	/s/ Gerald T. Proehl
	Name:	Gerald T. Proehl
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated:

Signature	Title	Date

/s/ Gerald T. Proehl	Chief Executive Officer, Chairman (Principal Executive Officer)	August 12, 2021
Gerald T. Proehl

/s/ Thomas Insley	Chief Financial Officer (Principal Financial and Accounting Officer)	August 12, 2021
Thomas Insley

*	Lead Director	August 12, 2021
David Hale

*	Director	August 12, 2021
Wendell Wierenga, Ph.D.

*By: /s/ Gerald T. Proehl
Gerald T. Proehl, Attorney-in-Fact

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